SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2006

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657		13-1952290
(Commission File Number)		(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(d):

On December 4, 2006, the Board of Directors elected Philip R. Lochner, Jr. to serve as a Director, for a term ending on the date of the Annual Meeting of Shareholders in 2007. Mr. Lochner retired in 1998 from Time Warner Inc., where he had served as Senior Vice President and Chief Administrative Officer since 1991. He serves on the Boards of Directors of Adelphia Communications Corporation, Apria Healthcare Group Inc., CLARCOR Inc., CMS Energy Corporation, and Solutia Inc.

In connection with his election to the Board, Mr. Lochner was granted 352 restricted shares of Crane Co. common stock, as well as options to purchase 833 shares of Crane Co. common stock at a price of $38.47 per share, pursuant to the Non-Employee Director Stock Compensation Plan.

A copy of the Company’s press release dated December 4, 2006 is appended to this Interim Report as Exhibit 99.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	None

(b)	None

(c)	None

(d)	Exhibits

99.1	Press Release dated December 4, 2006, issued by Crane Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: December 5, 2006	By:	/s/ J. Robert Vipond
J. Robert Vipond Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 4, 2006, issued by Crane Co.

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